Exhibit 10.05
OMNIBUS AMENDMENT TO
RSU AGREEMENTS AND PSA AGREEMENTS

    WHEREAS, ACI Worldwide, Inc., a Delaware corporation (the “Corporation”) maintains the ACI Worldwide, Inc. 2020 Equity and Incentive Compensation Plan (the “Plan”), pursuant to which it has granted certain equity and equity-based awards to individual service providers;

WHEREAS, the Corporation and Scott Behrens (the “Grantee”) entered into (1) a Restricted Share Unit Award Agreement, dated May 11, 2023 (the “2023 RSU Agreement”), (2) a Restricted Share Unit Award Agreement, dated March 4, 2024 (the “2024 RSU Agreement”) and (3) a Restricted Share Unit Award Agreement, dated March 4, 2025 (the “2025 RSU Agreement” and, collectively, the “RSU Agreements”), pursuant to which the Corporation granted to the Grantee certain restricted share units (“RSUs”);

WHEREAS, the Corporation and Grantee also entered into (1) a Performance Share Award Agreement, dated May 11, 2023, (2) a Performance Share Award Agreement, dated March 4, 2024 and (3) a Performance Share Award Agreement, dated March 4, 2025 (collectively, the “PSA Agreements”), pursuant to which the Corporation granted to the Grantee certain performance shares (“PSAs”); and

WHEREAS, the Corporation and the Grantee have determined that it is desirable and appropriate to provide for the pro rata vesting of the outstanding PSAs and full vesting of the outstanding RSUs upon the Grantee’s “Qualified Retirement” (as defined below and in the circumstances set forth below).

    NOW, THEREFORE, the Corporation and the Grantee hereby enter into this Omnibus Amendment (this “Amendment”), which amends each of the RSU Agreements and PSA Agreements as set forth below, effective as of August 1, 2025 (the “Amendment Effective Date”).

1.Omnibus Amendment. Each RSU Agreement and PSA Agreement shall be amended as set forth below. Defined terms used in this Section 1 but not defined in this Amendment shall have the meanings set forth in the applicable RSU Agreement or PSA Agreement or the Plan.
(a)The Corporation and the Grantee hereby agree that, notwithstanding anything to the contrary set forth in the PSA Agreements, if the Grantee’s employment with the Corporation or a Subsidiary terminates due to the Grantee’s Qualified Retirement (as defined below), provided that such termination due to Qualified Retirement occurs at least six months following the Grant Date, then as soon as practicable following the end of the applicable Performance Period (and in all events within the short-term deferral period specified in Section 409A of the Code), the Corporation shall pay to the Grantee or his or her executor or administrator, as the case may be, a pro-rated number of PSAs equal to (i) the number of PSAs to which the Grantee would have been entitled based on actual performance of the Corporation for the full Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of full fiscal quarters the Grantee was employed during the Performance Period and the denominator of which is the number of full fiscal quarters in the Performance Period.

(b)The Corporation and Grantee hereby agree that, notwithstanding anything to the contrary set forth in the RSU Agreements, if the Grantee’s employment with the Corporation or a Subsidiary terminates as a result of the Grantee’s Qualified Retirement (as defined below) and such termination occurs at least six months following the Grant Date, the unvested portion of any RSUs shall become immediately vested and (i) the RSUs granted pursuant to the 2023 RSU Agreement and 2024 RSU Agreement will be settled no later than March 15, 2026 and (ii) the RSUs granted pursuant to the 2025 RSU Agreement shall be settled in accordance with the original payment timing set forth in the 2025 RSU Agreement.
(c)For purposes of this Amendment, “Qualified Retirement” means any termination of the Grantee’s employment (other than for cause), if, at the time of such termination, (i) (A) the Grantee has at least 10 years of continuous employment with the Corporation or a Subsidiary and (B) the Grantee’s age plus years of continuous employment is equal to or greater than 70 and (ii) the Grantee timely executes (and does not revoke) a release agreement containing restrictive covenants (the “Release”), which Release shall be in substantially the form attached hereto as Exhibit I.
2.Continuation of Agreements. Except as specifically modified herein, all of the terms and provisions of the RSU Agreements and PSA Agreements will remain in full force and effect, and this Amendment shall not amend or modify any other rights, powers, duties or obligations of any party to the RSU Agreements and/or PSA Agreements.
3.Complete Agreement. This Amendment, the Plan and the applicable RSU Agreement or PSA Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and, effective as of the Amendment Effective Date, supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.
4.Counterparts. This Amendment may be executed in any number of counterparts, and any such counterparts may be transmitted by facsimile or electronic transmission (including documents in Adobe PDF format), and each counterpart, whether an original or a facsimile or an electronic of an original, shall be deemed to be an original, and all such counterparts together will constitute a single agreement.

(Signature page and Exhibit I omitted.)